Exhibit 5


                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "AGREEMENT") is dated as of October 14, 2009, among Hudson Holding Corporation, a Delaware corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (each a "PURCHASER" and collectively the "PURCHASERS"); and

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, desires to purchase from the Company, in the aggregate up to $5,000,000 of the Company's Common Stock, as more fully described in this Agreement;

     WHEREAS, each Purchaser and the Company will enter into a Registration Rights Agreement covering the Company's Common Stock purchased hereunder;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

          "ACTION"  shall  have the  meaning  ascribed  to such term in  Section
     3.1(j).

          "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule
     144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

          "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

          "CLOSING" has the meaning ascribed in - Section 2.2.

          "CLOSING DATE" means the date of a Closing.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.


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          "COMMON STOCK  EQUIVALENTS" means any securities of the Company or the
     Subsidiaries, which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          "DISCLOSURE SCHEDULES" means the Disclosure Schedules attached to this Agreement.

          "ESCROW AGENT" means American Stock Transfer and Trust Company.

          "ESCROW AGREEMENT" means the Escrow Agreement, dated as of the date hereof, by and among the Company and the Escrow Agent.

          "EVALUATION  DATE"  shall have the  meaning  ascribed  to such term in
     Section 3.1(r).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "INITIAL  CLOSING"  shall have the  meaning  ascribed  to such term in
     Section 2.2.

          "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning ascribed to such term in Section 3.1(o).

          "LIENS" means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

          "MATERIAL ADVERSE EFFECT" shall have the meaning ascribed to such term in Section 3.1(b).

          "MATERIAL  PERMITS"  shall have the  meaning  ascribed to such term in
     Section 3.1(m).

          "MAXIMUM   OFFERING   AMOUNT"   shall  mean  the  sum  of   $5,000,000
     representing the maximum value of Shares offered hereunder at a price of $0.25 each.

          "MINIMUM   OFFERING   AMOUNT"   shall  mean  the  sum  of   $3,500,000
     representing the minimum value of Shares offered hereunder at a price of $0.25 each.

          "OFFERING TERMINATION DATE" means October 30, 2009, unless extended for 15 days by the Company with notice to the Purchasers.

          "PER SHARE PURCHASE PRICE" means $0.25, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

          "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "PURCHASE  AGREEMENT"  shall have the meaning ascribed to such term in
     Section 3.1(g).


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          "PURCHASE PRICE" means the aggregate Per Share Purchase Price

          "REGISTRATION   RIGHTS   AGREEMENT"  means  the  Registration   Rights
     Agreement attached hereto as Exhibit D, to be entered into by the Company and the Purchasers.

          "REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

          "QUESTIONNAIRE"   means  the  Confidential   Purchaser   Questionnaire
     distributed by the Company to the Purchaser.

          "RULE 144," means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "SEC REPORTS" shall have the meaning ascribed to such term in Section 3.1(h).

          "SECURITIES" means the Shares.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHARES" means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement .

          "SUBSCRIPTION AMOUNT" means, as to each Purchaser and the Closing, the amounts set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds.

          "SUBSEQUENT  CLOSING" shall have the meaning  ascribed to such term in
     Section 2.2.

          "SUBSIDIARY" shall have the meaning ascribed to such term in Section 3.1(a).

          "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

          "TRADING MARKET" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTC Bulletin Board.


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          "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement and
     any  other  documents  or  agreements   executed  in  connection  with  the
     transactions contemplated hereunder.


                                  ARTICLE II.
                               PURCHASE AND SALE

     2.1 PURCHASE AND SALE. At the Initial Closing (as defined below), the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, a minimum of $3,500,000 (the "Initial Closing Amount") of Common Stock. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price.

     2.2 CLOSING. The Initial Closing (the "Initial Closing") is expected to be on or before October 30, 2009 The offering period (the "Offering Period") will commence on the date hereof and expire on the earlier to occur of: (i) the Offering Termination Date or (ii) the date on which the Maximum Offering Amount is subscribed. One or more subsequent closings (each a "Subsequent Closing" and, together with the Initial Closing, each a "Closing" and, collectively, the "Closings") may occur during the Offering Period after the Initial Closing until the Maximum Offering Amount is purchased.

          (a) Upon satisfaction of the conditions set forth in Section 2.3, the Initial Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree. Each Purchaser understands and acknowledges that this Agreement is part of a proposed placement by the Company of up to the Maximum Offering Amount. Each Purchaser understands that all Subscription Amounts up to the Minimum Offering Amount shall be held in an escrow account established by the Company with the Escrow Agent pending the Initial Closing. Subsequent to the Initial Closing, subscription funds shall continue to be placed with the escrow Agent and released to the Company from time to time until the Offering Termination Date or completion of the Offering.

     2.3 CLOSING CONDITIONS.

          (a) Conditions to the Purchasers' Obligations. The obligation of each Purchaser to purchase the Shares at the Closing is subject to the fulfillment to such Purchaser's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Purchaser (as to itself only):

               (i) The  representations  and  warranties  made by the Company in
Section 3.1 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material


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respects as of such  earlier  date.  The  Company  shall have  performed  in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

               (ii) The Company shall have obtained any and all consents, permits, approvals, registrations and necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

               (iii)  The  Company   shall  have   executed  and  delivered  the
Registration Rights Agreement.

               (iv) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

               (v) The Company shall have delivered a Certificate, executed on behalf of the Company by its President, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (i), (ii), (iv) and (ix) of this Section 2.3(a).

               (vi) The Company shall have delivered a Certificate, executed on behalf of the Company by its General Counsel, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

               (vii)  The  Company   shall  have   executed  and  delivered  the
Registration Rights Agreement.

               (viii) The Purchasers shall have received an opinion from Haynes & Boone LLP, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as the Purchasers may reasonably request.

               (ix) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.


     2.4 Deliveries at Closing

          (a) At each Closing, the Company shall deliver or cause to be delivered to each Purchaser the following

               (i) this Agreement duly executed by the Company;

               (ii) a certificate evidencing the number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

               (iii) evidence that Martin Cunningham's employment with the Company as Chief Executive Officer has been terminated.;

               (iv) prior to the Initial Closing, written notice that the Company has received subscriptions for the Minimum Offering Amount; and

               (v) evidence that the Company has entered into an employment agreement with Anthony M. San Filippo whereby Mr. San Filippo shall become the Chief Executive Officer of the Company.

          (b) At each Closing, the Company shall deliver or cause to be delivered to the Escrow Agent the following:

               (i) Instructions as required by the Escrow Agreement to release funds to the Company.

          (c) At or prior to each Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

               (i) this Agreement duly executed by such Purchaser;

               (ii) such Purchaser's Subscription Amount as to such Closing by wire transfer or check to the account of the Escrow Agent; and

               (iii) a completed and executed Questionnaire.

          (d) All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the SEC Reports or under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

          (a) SUBSIDIARIES. Other than Hudson Securities, Inc. and Hudson Technologies, Inc. , the Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "LIENS"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

          (b) ORGANIZATION AND QUALIFICATION. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

          (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

          (e) FILINGS, CONSENTS AND APPROVALS. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

          (f) ISSUANCE OF THE SHARES. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

          (g) CAPITALIZATION. Schedule 3(g) sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. Since the date of the Company's most recent periodic report filed with the Commission, the Company has not issued any capital stock other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of capital stock to employees pursuant to the Company's employee stock purchase plan, the issuance of capital stock pursuant to grants under time accelerated restricted stock award plans, pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Purchase Agreement and the Company's stock option plans. The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as described on Schedule 3(g) and except for the Registration Rights Agreement,, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the


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securityholders of the Company relating to the securities of the Company held by them there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 3(g) and except as provided in the Registration Rights Agreement, no Person has theright to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          (h) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC REPORTS" and, together with the Disclosure Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i) MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed on Schedule B annexed hereto, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,
(ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and in connection with the Purchase Agreement. The Company does not have pending before the Commission any request for confidential treatment of information.

          (j) LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (k) LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3(k), the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

          (l) COMPLIANCE. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i),
(ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

          (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (n) TITLE TO ASSETS. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

          PATENTS AND TRADEMARKS. To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any
          Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable. The Company and its Subsidiaries have taken reasonable steps to protect The Company's and its Subsidiaries rights in their Intellectual Property Rights and confidential information (the "Confidential Information"). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

          (o) ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

          (p) INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (q)  TRANSACTIONS  WITH AFFILIATES AND EMPLOYEES.  Except as set forth
(i) in the SEC Reports or (ii) on Schedule B and (iii) except to the extent any of the Purchasers under this Purchase Agreement may be employees, officers or directors of the company, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

          (r) INTERNAL ACCOUNTING CONTROLS. The Company is in material compliance with the provisions of the Sarbanes Oxley Act of 2002 currently applicable to the Company. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K, as amended for the fiscal year ended June 30, 2009 (such date, the "EVALUATION DATE"). The Company presented in its most recently filed Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

          (s) PRIVATE PLACEMENT. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.

          (t) LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

          (u) NO INTEGRATED OFFERING. Other than in connection with this Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

          (v) BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          (w) NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          (x) QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          (y) DISCLOSURES. Neither the Company nor any Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchasers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


     3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

          (a) ORGANIZATION; AUTHORITY. If a Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          (b) INVESTMENT INTENT. Such Purchaser understands that the Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser's right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

          (c) PURCHASER STATUS. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

          (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

          (e) GENERAL SOLICITATION. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the  opportunity to obtain such  additional  information  that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (g) SALES OF SHARES ONLY IN COMPLIANCE WITH RULE 144. Except pursuant to the terms of the Registration Rights Agreement, such Purchaser hereby understands that the company has not and will not register the Shares for resale by the Purchaser under the Securities Act and that any sale or transfer of the

Shares by the Purchaser may be made only in accordance with SEC Rule 144. Each Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

          (h) NO TAX OR LEGAL ADVICE. Such Purchaser understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

          (i) CONFIDENTIALITY OF TRANSACTION AND AGREEMENT NOT TO TRADE IN THE COMPANY'S SECURITIES. Each Purchaser acknowledges and agrees that the terms and provisions of this Purchase Agreement, including any Material Changes described on Schedule B annexed hereto, are confidential and may constitute material inside information within the meaning of the federal and state securities laws. Each Purchaser agrees that it shall not engage in any buying, selling, short sale or other hedging or any other transactions in the securities of the Company until after the Company has publicly announced the material terms of the transactions contemplated hereby and the Material Changes set forth on Schedule B hereto.

          (j) RISK FACTORS. Each Purchaser has read the Company's SEC Reports, understands the risks related to investing in the company's securities, including, the Shares, and specifically has read and understands the risk factors described on Schedule C annexed hereto.

    The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.


                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

     4.1 TRANSFER RESTRICTIONS.

          (a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Shares in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT

          BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

          The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

          (c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144 without limitation, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares , issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. In addition, in connection with any sale or disposition of the Securities by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the "Transfer Agent") to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. The Purchaser shall be required to provide the Company with an undertaking that when required it will deliver a prospectus to the purchaser of the Shares or Warrant Shares. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate or issue new certificates, if: (1) the unlegended certificate is not delivered to a Purchaser within three (3) Business Days of submission by that Purchaser of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Purchaser the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a "Buy-In"), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

     4.2 FURNISHING OF INFORMATION. As long as any Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Shares, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c)(2) such information as is required for the Purchasers to sell the Shares under Rule
144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     4.3 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

     4.4 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, within 4 Trading Days of the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to the attorney for Purchaser disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and each Purchaser shall consult with the attorney for other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the attorney for other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and
(ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii). The determination that such disclosure is necessary will be made by the Company's attorneys.

     4.5 NON-PUBLIC INFORMATION. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     4.6 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes, to make an additional capital infusion to its broker dealer subsidiary Hudson Securities, Inc. and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business , to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

     4.7 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement pursuant to any exercise of the Warrants.

     4.8 LISTING OF COMMON STOCK. The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the Trading Market,. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares , and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

     4.9 NO SHORT SALES. Each of the Purchasers and their Affiliates shall not engage in any buying, selling, short sale or other hedging or any other transactions in the securities of the company until after the company has publicly announced the material terms of the transactions contemplated hereby and the Material Changes set forth on Schedule B hereto.

                                   ARTICLE V.
                                 MISCELLANEOUS

     5.1 FEES AND EXPENSES. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

     5.2 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

     5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     5.5 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Purchasers".

     5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     5.8 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     5.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive for one year after the Closing.

     5.10 INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          (b) Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 5.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     5.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     5.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 REPLACEMENT OF SHARES. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

     5.14 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.15 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     5.16 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

     5.17 IRREVOCABLE OFFER. Purchaser agrees that this Agreement constitutes an irrevocable offer to purchase the Shares of the Company and that Purchaser cannot cancel, terminate or revoke this Agreement or any agreement of Purchaser made hereunder. This Agreement shall survive the death or legal disability of Purchaser and shall be binding upon Purchaser's heirs, executors, administrators and successors.


                            (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HUDSON HOLDING CORPORATION                        ADDRESS FOR NOTICE:
                                                  ------------------------------
                                                  111 Town Square Place
                                                  Suite 1500A
                                                  Jersey City, New Jersey 07310
                                                  Tel. (201) 216-0100
By:______________________________________
     Name:
     Title:



          [PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, Purchaser has caused this Agreement to be executed as of the date indicated below.





PURCHASER:___________________________________          ADDRESS FOR NOTICE:





By:____________________________________                Fax:
     Name:
     Title:

Social Security Number or Taxpayer Identification Number

Subscription Amount: $

With a copy to: